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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Oil States International, Inc.

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement. (The Registration Statement filed by Oil States International, Inc. to register their initial public offering of common stock on Form S-1)

ARTHUR ANDERSEN LLP

Dallas, Texas
August 9, 2000